UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 4, 2019

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per shares	IOTS	NASDAQ

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 4, 2019, Adesto Technologies (the “Registrant”) held its 2019 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

1.  To elect a Class I director, to serve until the third annual meeting of stockholders following the Meeting and until his successor has been elected and qualified or until his earlier resignation or removal:

Nominee	For	Withheld	Broker Non- Votes
Keith Crandell	12,007,219	1,090,107	8,394,718

The director named under Proposal No. 1 was elected.

2.                                      To ratify the appointment of BPM LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2019:

Shares Voted in Favor:	21,445,921
Shares Voted Against:	21,890
Shares Abstaining:	24,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: June 5, 2019	By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Chief Financial Officer